Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 23, 2005 accompanying the financial statements of New Heights Manufacturing, Inc. contained in the Registration Statement on Amendment No. 1 to Form S-1 and Prospectus of ICX Technologies, Inc. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Atlanta, Georgia

September 21, 2007